PRAIRIE CREEK ETHANOL, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$5,000 per Unit

Minimum Investment of 2 Units ($10,000)
1 Unit Increments Thereafter ($5,000)

The undersigned subscriber ("Subscriber"), desiring to become a member of Prairie Creek Ethanol, LLC (“Prairie Creek Ethanol”), an Iowa limited liability company, with its principal place of business at 415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542 hereby subscribes for the purchase of membership units of Prairie Creek Ethanol, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. If we accept your subscription, the units will be titled in the name of the subscriber as it appears below. Joint subscribers should provide both names. Your name and address will be recorded exactly as printed below. Please provide your home, business and/or mobile telephone number. If desired, please also provide your e-mail address.

1.	Subscriber's Printed Name	_________________________________________________________
2.	Title, if applicable	_________________________________________________________
3.	Subscriber's Address
	Street	_________________________________________________________
	City, State, Zip Code	_________________________________________________________
4.	E-mail Address (optional)	_________________________________________________________
5.	Home Telephone Number	_________________________________________________________
6.	Business Telephone Number	_________________________________________________________
7.	Mobile Telephone Number	_________________________________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 2 units. Your ownership interest may not exceed 90% of our outstanding membership units. We currently have 920 units outstanding. Accordingly, assuming that we sell the minimum number of 7,200 units in this offering, you may not hold more than 7,308 units. The maximum number of units to be sold in the offering is 17,000.

units

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $10,000).

1. Total Purchase Price ($5,000 per unit multiplied by number of units)	=	2. 1st Installment (10% of Total Purchase Price)	+	3. 2nd Installment (90% of Total Purchase Price)

	=		+

D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the "Prospectus") in its entirety including the exhibits for a complete explanation of an investment in Prairie Creek Ethanol.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Second Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount. The check should be made payable to “Iowa State Bank of Algona, escrow agent for Prairie Creek Ethanol, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units. The Promissory Note and Security Agreement is attached to this Subscription Agreement and grants Prairie Creek Ethanol, LLC a security interest in your units.

4.  Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:

Prairie Creek Ethanol, LLC
415 N. Locust Street, PO Box 280
Goldfield, Iowa 50542

5. Within 20 days of written notice from Prairie Creek Ethanol that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Iowa State Bank of Algona, escrow agent for Prairie Creek Ethanol, LLC” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of Prairie Creek Ethanol's written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Prairie Creek Ethanol shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.

Your funds will be placed in Prairie Creek Ethanol’s escrow account at Iowa State Bank of Algona. The funds will be released to Prairie Creek Ethanol or returned to you in accordance with the escrow arrangements described in the Prospectus. Prairie Creek Ethanol may, in its sole discretion, reject or accept any part or all of your subscription. If Prairie Creek Ethanol rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus any nominal interest. Prairie Creek Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering. Iowa State Bank is acting only as an escrow agent in connection with the offering described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of the units.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:

1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Second Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “Prairie Creek Ethanol, LLC.”

3.  Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:

Prairie Creek Ethanol, LLC
415 N. Locust Street, PO Box 280
Goldfield, Iowa 50542

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Prairie Creek Ethanol may, in its sole discretion, reject or accept any part or all of your subscription. If Prairie Creek Ethanol rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus any nominal interest. Prairie Creek Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to any of our directors listed below or to Prairie Creek Ethanol at (515) 825-3161.

NAME	POSITION	PHONE NUMBER
Brad Davis	Senior Vice President of Project Development	(515)-293-2730
Clay Hansen	Chairman, President and Director	(515)-368-1795
Mervin Krauss	Vice Chairman, Vice President and Director	(641)-512-9083
Duane Madoerin	Vice President of Commodities	(515)-293-1434
Mike Nail	Vice President of Marketing	(515)-293-1966
Lynn Ostendorf	Vice President of Development	(641)-425-9500
John Rohrer	Vice President of Transportation	(515)-293-1270
John Stelzer	Treasurer	(515)-293-1710
Mark Wigans	Secretary and Director	(515)-368-1135

E. Additional Subscriber Information. Subscriber, named above, certifies the following under penalties of perjury:

1.
Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name: _________________________________________
Trust Date: _____________________________________________
☐	Other: Provide detailed information in the space immediately below.
_________________________________________________________
_________________________________________________________

2.
Subscriber's Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding. All individual subscribers should provide their Social Security Numbers. Trusts should provide the trust's taxpayer identification number. Custodians should provide the minor's Social Security Number. Other entities should provide the entity's taxpayer identification number.

☐	Check box if you are a non-resident alien
☐	Check box if you are a U.S. citizen residing outside of the United States
☐	Check this box if you are subject to backup withholding

Subscriber's Social Security No.                ____________________________________
Joint Subscriber's Social Security No.       ____________________________________
Taxpayer Identification No.                        ____________________________________

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:   ___________________________________________________________
              ____________________________________________________

4.	State of Residence.
State of Principal Residence:                            __________________________________
State where driver's license is issued:             __________________________________
State where resident income taxes are filed:   __________________________________

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.
Suitability Standards. You cannot invest in Prairie Creek Ethanol unless you meet one of the following suitability tests set forth below. Subscribers residing in states other than Iowa or Kansas must meet either standard a. or standard b. below. Subscribers residing in Iowa must meet standard c. below, while subscribers residing in Kansas must meet standard d. below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐	I (We) have a net worth of $150,000, exclusive of home, home furnishings, and automobiles;

c. ☐
I (We) reside in Iowa and I (we) have a net worth of $70,000 (exclusive of home, auto and furnishings) and annual income of $70,000 or, in the alternative, a net worth of $250,000 (exclusive of home, auto and furnishings); or

d. ☐
I (We) reside in Kansas and I (we) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

6.
Subscriber's Representations and Warranties. You must certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.

(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Prairie Creek Ethanol that he, she or it:

______	______
a. has received a copy of Prairie Creek Ethanol's Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

______	______
b. has been informed that the units of Prairie Creek Ethanol are offered and sold in reliance upon a federal securities registration; state registrations in Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

______	______
c. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin and that Prairie Creek Ethanol is relying in part upon the representations of the undersigned Subscriber contained herein;

______	______
d. has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Florida, Illinois, Iowa, Kansas, Missouri, South Dakota and Wisconsin Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

______	______
e. intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

______	______
f. understands that there is no present market for Prairie Creek Ethanol's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

______	______
g. has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

______	______
h. has received a copy of the Prairie Creek Ethanol, LLC Second Amended and Restated Operating Agreement, dated May 3, 2007, and understands that upon closing the escrow by Prairie Creek Ethanol, the subscriber and the membership units will be bound by the provisions of the Second Amended and Restated Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

______	______
i. understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Prairie Creek Ethanol, LLC Second Amended and Restated Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Second Amended and Restated Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

______	______	j. meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

______	______
k. understands that Prairie Creek Ethanol will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Prairie Creek Ethanol in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

______	______
l. understands that, to enforce the above legend, Prairie Creek Ethanol may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

______	______	m. may not transfer or assign this Subscription Agreement, or any of the subscriber's interest herein without the prior written consent of Prairie Creek Ethanol;

______	______	n. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

______	______
o. is not subject to backup withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (o) should be crossed out if the backup withholding box in Item E.2 is checked);

______	______
p. understands that execution of the attached Promissory Note and Security Agreement will allow Prairie Creek Ethanol or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

______	______	q. acknowledges that Prairie Creek Ethanol may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

______	______
r. acknowledges that Iowa State Bank is acting only as an escrow agent in connection with the offering of the units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such units.

Signature of Subscriber/Joint Subscriber:

Date: __________________________________________

Individuals:	Entities:

__________________________________________	__________________________________________
Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

__________________________________________	__________________________________________
Signature of Individual	Print Name and Title of Officer

__________________________________________	__________________________________________
Name of Joint Individual Subscriber (Please Print)	Signature of Officer

__________________________________________
Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY PRAIRIE CREEK ETHANOL, LLC:

Prairie Creek Ethanol, LLC hereby accepts Subscriber's subscription for    units.

Dated this _____ day of _______________________, 200_____.

PRAIRIE CREEK ETHANOL, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200__.

$5,000 per Unit

Minimum Investment of 2 Units ($10,000); Units Sold in 1 Unit Increments Thereafter ($5,000 each)

Number of Units Subscribed
Total Purchase Price ($5,000 per unit multiplied by number of units subscribed)
( )	Less Initial Payment (10% of Principal Amount)
Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Prairie Creek Ethanol, LLC, an Iowa limited liability company ("Prairie Creek Ethanol"), at its principal office located at 415 N. Locust Street, PO Box 280, Goldfield, Iowa 50542, or at such other place as required by Prairie Creek Ethanol, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Prairie Creek Ethanol Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Prairie Creek Ethanol.

The undersigned agrees to pay to Prairie Creek Ethanol on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Prairie Creek Ethanol and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to Prairie Creek Ethanol, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of Prairie Creek Ethanol now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated: _____________, 200__.

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

__________________________________________	__________________________________________
Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:		By:
	(Signature)		(Signature)

__________________________________________
Officer Title if Obligor is an Entity

__________________________________________

__________________________________________
Address of Obligor

Exhibit A

MEMBERS SIGNATURE PAGE

ADDENDA
TO THE
SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF
PRAIRIE CREEK ETHANOL, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member of Prairie Creek Ethanol, LLC, has received a copy of the Second Amended and Restated Operating Agreement of Prairie Creek Ethanol, LLC (“Operating Agreement”), dated May 3, 2007, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals	Entities

__________________________________________	__________________________________________
Name of Individual Member (Please Print)	Name of Entity (Please Print)

__________________________________________	__________________________________________
Signature of Individual	Print Name and Title of Officer

__________________________________________	__________________________________________
Name of Joint Individual Member (Please Print)	Signature of Officer

__________________________________________
Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

PRAIRIE CREEK ETHANOL, LLC

BY:

ITS: